Exhibit 10.3

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of July 15, 2020, by and among Fortress Value Acquisition Corp., a Delaware corporation (“Parent”), and the other Persons whose names appear on the signature pages hereto (each such Person, a “Seller Unitholder” and, collectively, the “Seller Unitholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. On July 15, 2020, MPMO Mine Operations LLC, a Delaware limited liability company (“MPMO”), Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), Parent and the other parties thereto entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for a business combination transaction pursuant to which MPMO and SNR will, through a series of transactions, become indirect wholly-owned Subsidiaries of Parent.

B. The Seller Unitholders agree to enter into this Agreement with respect to all membership units of SNR (the “Seller Units”) that the Seller Unitholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record.

C. The Seller Unitholders are the owners of, and have sole voting power over, such number of Seller Units as are indicated opposite each of their names on Schedule A attached hereto.

D. As a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Seller Unitholders have agreed to enter into this Agreement.

E. Each of Parent and the Seller Unitholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Seller Securities” means, collectively, any Seller Units, any securities convertible into or exchangeable for any Seller Units or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Initial SNR Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Seller Units.

2.1 No Transfer of Company Securities. Until the Expiration Time, each Seller Unitholder agrees not to (a) Transfer any Seller Securities (other than any Transfer that is an SNR Permitted Pre-Closing Transaction) or (b) deposit any Seller Securities into a voting trust or enter into a voting agreement with respect to Seller Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that any Seller Unitholder may Transfer any such Seller Units to any other Seller Unitholder or any Affiliate of any such Seller Unitholder in accordance with the terms of the SNR Charter Documents, provided that such Affiliate who is the transferee of such Seller Units evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Seller Unitholder.

2.2 Additional Purchases. Until the Expiration Time, each Seller Unitholder agrees that any Seller Units that such Seller Unitholder purchases or otherwise hereinafter acquires or with respect to which such Seller Unitholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Seller Unitholder as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Seller Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Units.

3.1 Hereafter until the Expiration Time, in any action by written consent of the members of SNR requested by SNR’s board of managers or otherwise undertaken to seek the written consent of the holders of the Seller Units to adopt the Merger Agreement, approve the Transactions, including the Mergers and the Pre-Closing Reorganization, or in any other circumstances upon which a consent or other approval with respect to the Merger Agreement, the Transactions, the Mergers, the Pre-Closing Reorganization or the other transactions contemplated by the Merger Agreement is sought, each Seller Unitholder shall vote, consent or approve (or cause to be voted, consented or approved) all Seller Units currently or hereinafter owned by such Seller Unitholders in favor of the foregoing.

3.2 Hereafter until the Expiration Time, in any action by written consent of the members of SNR requested by SNR’s board of managers or otherwise undertaken to seek the written consent of the holders of the Seller Units, each Seller Unitholder shall vote, consent or approve (or cause to be voted, consented or approved) all Seller Units, currently or hereinafter owned by such Seller Unitholder against and withhold consent with respect to any merger, purchase of all or substantially all of SNR’s assets or other business combination transaction (other than the Merger Agreement, the Transactions and the other transactions contemplated thereby, including the Mergers and the Pre-Closing Reorganization). No Seller Unitholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements. Each Seller Unitholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, MPMO, SNR or the other Parties to the Merger Agreement or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Representations and Warranties of the Seller Unitholders. Each Seller Unitholder hereby represents and warrants to Parent as follows:

5.1 Due Authority. Such Seller Unitholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Seller Unitholder and constitutes a valid and binding agreement of such Seller Unitholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.2 Ownership of the Seller Securities. As of the date hereof, such Seller Unitholder is the owner of the Seller Units indicated on Schedule A hereto opposite such Seller Unitholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement, (ii) Liens in favor of a broker dealer over property held in an account with such broker dealer generally which liens are released upon transfer of such property, including, without limitation, any Seller Units held on account with such broker-dealer, (iii) as may be set forth in the Charter Documents of SNR, or (iv) as disclosed on Schedule A. Such Seller Unitholder has as of the date hereof and, except pursuant to a transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Seller Unitholder set forth in this Agreement, in each case, over all Seller Units currently or hereinafter owned by such Seller Unitholder. As of the date hereof, such Seller Unitholder does not own any other voting securities of SNR other than the Seller Units set forth on Schedule A opposite such Seller Unitholder’s name. As of the date hereof, such Seller Unitholder does not own any rights to purchase or acquire any other equity securities of SNR, except as set forth on Schedule A opposite such Seller Unitholder’s name.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Seller Unitholder does not, and the performance by such Seller Unitholder of the obligations under this Agreement and the compliance by such Seller Unitholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Seller Unitholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Seller Unitholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Seller Units owned by such Seller Unitholder pursuant to any Contract to which such Seller Unitholder is a party or by which such Seller Unitholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Seller Unitholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Seller Unitholder in connection with the execution and delivery of this Agreement or the consummation by such Seller Unitholder of the transactions contemplated hereby.

5.4 Absence of Litigation. As of the date hereof, there is no action pending against, or, to the knowledge of such Seller Unitholder, threatened against such Seller Unitholder that would reasonably be expected to materially impair the ability of such Seller Unitholder to perform such Seller Unitholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Except for this Agreement, such Seller Unitholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Seller Securities or other equity securities of SNR owned by such Seller Unitholder, or (ii) granted any proxy, consent or power of attorney with respect to any Seller Units or other equity securities of SNR owned by such Seller Unitholder (other than as contemplated by this Agreement).

5.6 Reliance by Parent. Such Seller Unitholder understands and acknowledges that Parent is entering to the Merger Agreement in reliance upon such Seller Unitholder’s execution and delivery of this Agreement.

6. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Expiration Time and (ii) as to each Seller Unitholder, the mutual written agreement of Parent and such Seller Unitholder (such date, the “Termination Date”).

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any direct or indirect ownership or incidence of ownership of or with respect to the Seller Unitholder’s Seller Units. All rights, ownership and economic benefits of and relating to the Seller Unitholder’s Seller Units and shall remain vested in and belong to the Seller Unitholder, and Parent shall have no authority to direct the Seller Unitholders in the voting or disposition of any of the Seller Units except as otherwise provided herein.

8. Exclusivity. Until the Expiration Time, each Seller Unitholder agrees to comply with the obligations applicable to Affiliates of SNR pursuant to Section 7.13 of the Merger Agreement as if they were parties thereto.

9. Miscellaneous.

9.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, unenforceable, or against its regulatory policy, the remainder of this Agreement will continue in full force and effect and the application of such term, provision, covenant or restriction to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto such that this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto further agree to replace such void or unenforceable term, provision, covenant or restriction of this Agreement with a valid and enforceable term, provision, covenant or restriction that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term, provision, covenant or restriction.

9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Termination Date. This Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

9.3 Assignment. Except for in connection with a Transfer as permitted pursuant to Section 2.1, no party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

9.4 Amendments and Modifications. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, at any time, by execution of an instrument in writing signed on behalf of each of the parties hereto with respect to any of the terms contained herein.

9.5 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to enforce specifically the terms and provisions hereof in the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware (the “Chosen Courts”) and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party hereto for specific performance or injunctive relief, it will not assert that a remedy at Law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

9.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses:

(i)	if to Parent:

Fortress Value Acquisition Corp.

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: Alexander Gillette

E mail: agillette@fortress.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jaclyn L. Cohen

Email: jackie.cohen@weil.com

if to any Seller Unitholder, to the address for notice set forth on Schedule A hereto,

with a copy to each of:

Simpson Thacher & Barlett LLP

1999 Avenue of the Stars, 29th Floor

Los Angeles, CA 90067

Attention: Gregory B. Klein

Email: gregory.kklein@stblaw.com

QVT Financial LP

444 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Michael Gat

Email: michael.gat@qvt.com

unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date delivered, if delivered personally, (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery, and (c) on the date delivered, if delivered by email. Each of the parties hereto will be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

9.7 APPLICABLE LAW; JURISDICTION OF DISPUTES.

(a) THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AND ANY ACTION, SUIT, DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, OR THE VALIDITY, INTERPRETATION, BREACH OR TERMINATION OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) EACH OF PARENT AND THE SELLER UNITHOLDERS IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE CHOSEN COURTS IN CONNECTION WITH ANY MATTER BASED UPON OR ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE FOR SUCH PERSONS AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION WHICH THEY MIGHT OTHERWISE HAVE TO SUCH MANNER OF SERVICE OF PROCESS. EACH OF PARENT AND THE SELLER UNITHOLDERS SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (A) SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS FOR ANY REASON, (B) SUCH LEGAL PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS, (C) SUCH PERSON’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (D) SUCH LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (E) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER. EACH OF PARENT AND THE SELLER UNITHOLDERS HEREBY AGREES NOT TO COMMENCE OR PROSECUTE ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT OTHER

THAN BEFORE THE CHOSEN COURTS, NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT TO ANY COURT OTHER THAN THE CHOSEN COURTS, WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH OF PARENT AND THE SELLER UNITHOLDERS HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND FURTHER CONSENTS TO SERVICE OF PROCESS BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE GUARANTEEING OVERNIGHT DELIVERY, OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 10.6. NOTWITHSTANDING THE FOREGOING IN THIS SECTION 10.7, EACH OF PARENT AND THE SELLER UNITHOLDERS MAY COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT IN A COURT OTHER THAN THE CHOSEN COURTS SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY THE CHOSEN COURTS.

9.8 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF PARENT AND THE SELLER UNITHOLDERS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NEITHER PARENT NOR THE SELLER UNITHOLDERS SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NEITHER PARENT NOR THE SELLER UNITHOLDERS SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

9.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies. This Agreement is not intended to and shall not be construed to give any third-party any interest or rights (including, without limitation, any third-party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

9.10 Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

9.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document.

9.13 Expenses. Except as otherwise set forth in this Agreement and the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

9.14 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties hereto to this Agreement in their capacities as such and no former, current or future stockholders, unitholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, unitholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties hereto to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party hereto against the other parties hereto, in no event shall any party hereto or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

9.15 Waiver. No failure or delay on the part of Parent to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

PARENT:

FORTRESS VALUE ACQUISITION CORP.

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

[Signature Page to Target Support Agreement]

SELLER UNITHOLDERS:

JHL CAPITAL GROUP HOLDINGS ONE LLC

By:	/s/ James H. Litinsky
Name: James H. Litinsky
Title: Authorized Signatory

SARATOGA PARK LTD.

By:	/s/ Dan Gold
Name: Dan Gold
Title: Director

FOURTH AVENUE FF OPPORTUNITIES LP – SERIES E

By:	/s/ Dan Gold
Name: Dan Gold
Title: Managing Member

QVT FAMILY OFFICE ONSHORE LP

By	its general partner, QVT Associates GP LLC

By:	/s/ Dan Gold
Name: Dan Gold
Title: Managing Member

[Signature Page to Target Support Agreement]

Schedule A

Seller Unitholder Name	Addresses for Notice	Number of SNR Units
JHL Capital Group Holdings One LLC	900 N. Michigan Avenue, Suite 1340 Chicago, IL 60611	4,970,944.87
Saratoga Park Ltd.	c/o QVT Financial LP 444 Madison Avenue, 21st Floor New York, NY 10022	473,907.025
Fourth Avenue FF Opportunities LP – Series E	c/o QVT Financial LP 444 Madison Avenue, 21st Floor New York, NY 10022	563,601.117
QVT Family Office Onshore LP	c/o QVT Financial LP 444 Madison Avenue, 21st Floor New York, NY 10022	75,018.209
Total	N/A	6,083,471.22